UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of ARYx Therapeutics, Inc. (the “Company”) was held on May 19, 2010.  Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation.  There were 33,461,975 shares of common stock entitled to vote at the Annual Meeting and a total of 17,438,804 shares of common stock were represented at the Annual Meeting in person or by proxy.  The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Paul Goddard, Ph.D., David W. Beier and Herm Rosenman were elected as Class III directors to hold office until the 2013 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Paul Goddard, Ph.D.	9, 847,218	3,241,016	4,350,570
David W. Beier	9,470,874	3,617,360	4,350,570
Herm Rosenman	12,193,718	894,516	4,350,570

In addition to the directors elected above, each of Peter G. Milner, M.D. and Nicholas J. Simon will continue to serve as Class II directors until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.  Each of Lars G. Ekman, M.D., Ph.D., Keith R. Leonard and Paul J. Sekhri will continue to serve as Class I directors until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain
15,245,648	1,497,797	695,359

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 24, 2010

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary